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                                                                    EXHIBIT 23.1
                           Consent of BDO Seidman, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

MULTIMEDIA GAMES, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 of Multimedia Games, Inc., (File No. 333-30721) of our report dated December 15, 2000, relating to the consolidated financial statements and schedules of Multimedia Games, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the two years ended September 30, 2000.


BDO Seidman, LLP

Houston, Texas
February 7, 2001